UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: July 14, 2005

ReGen Biologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417

____________________________________	___________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 651-5140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

     On July 14, 2005, ReGen Biologics, Inc. (the “Company”) completed a private equity placement with the sale of common stock to certain institutional, venture and other accredited investors. Under the terms of the Subscription Agreement by and between the Company and each of the investors named therein, the Company issued to the investors (the “Subscription Agreement”) 14,011,178 shares of common stock at a per share price of $0.85 for gross proceeds of $11,909,501. The investors also received warrants (the “Warrants”) to purchase an aggregate of approximately 3,502,797 shares of common stock with an exercise price of $1.00 and a five year term. The common stock and the common shares issuable upon the exercise of the Warrants will be registered by the Company on one or more registration statements to be filed with the Securities and Exchange Commission (“SEC”). Allen & Company LLC and Vail Securities Investment, Inc. acted as the placement agents (together, the Placement Agents”) for the private placement. In connection with the transactions described herein, the Company paid the Placement Agents approximately $536,537 as compensation for services rendered.

     Pursuant to the terms of the Subscription Agreement, if the Form S-1 is not filed with the SEC within thirty (30) days of the closing, the Company agreed to issue, without consideration, to the investors that number of shares of common stock of the Company equal to two percent (2.0%) of the shares purchased in the financing and if the registration statement registering the shares is not declared effective by the SEC within one hundred twenty (120), one hundred and fifty (150) or one hundred and eighty (180) days after the closing, the Company agreed to issue to the investors, without consideration, for each such date, that number of common stock equal to one percent (1.0%) of the common stock purchased in the financing.

Item 3.02 Unregistered Sales of Equity Securities

     The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the common shares and the warrants were not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because the shares and the warrants were only offered to accredited investors.

Item 7.01 Regulation FD Disclosure

     On July 15, 2005 the Company issued a press release relating to the private placement, which release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements And Exhibits.

10.1	Form of Subscription Agreement by and between ReGen Biologics, Inc. and the Investors named therein dated as of July 14, 2005.

10.2	Form of Warrant Agreement by and between ReGen Biologics, Inc. and the Individuals named therein, dated as of July 14, 2005.

99.1	Press Release of ReGen Biologics, Inc. dated July 15, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By: /s/ BRION D. UMIDI
Name: Brion D. Umidi
Title: Senior Vice President and Chief Financial Officer

Dated: July 18, 2005